Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 18, 2020 is entered into by and among I3 VERTICALS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

RECITALS

WHEREAS, the Borrower, HoldCo, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, entered into that certain Amended and Restated Credit Agreement dated as of May 9, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as contemplated hereby; and

WHEREAS, the Administrative Agent and the Required Lenders are willing to amend the Credit Agreement, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Introductory Paragraph and Recitals. The above introductory paragraph and recitals of this Agreement are incorporated herein by reference as if fully set forth herein.

2.    Definitions. Capitalized terms used herein (including in the recitals hereof) and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

3.    Amendments to Credit Agreement.

(a)    Each reference to “Bank of America Merrill Lynch” on the cover page of the Credit Agreement is hereby amended to be a reference to “BofA Securities, Inc.”

(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“2020 Convertible Notes” means the unsecured exchangeable notes due 2025 to be issued by the Borrower, as described in that certain Preliminary Offering Memorandum dated February 11, 2020, as completed and amended by the final Offering Memorandum with respect to such unsecured exchangeable notes and any related pricing term sheet.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (other than Subordinated Debt) that is secured by a Lien (other than a Lien described in Section 7.01(m)) minus up to $10,000,000 of unrestricted cash and Cash Equivalents of the Loan Parties as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

“Permitted Bond Hedge Transactions” means any call or capped call option (or substantively equivalent derivative transaction) relating to HoldCo’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock in HoldCo) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transactions, less the proceeds received by HoldCo from the sale of any related Permitted Warrant Transactions, does not exceed the net proceeds received by the Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transactions.

“Permitted Convertible Indebtedness” means (a) the 2020 Convertible Notes, (b) other indebtedness of the Borrower that is convertible into common stock in HoldCo (or other securities or property following a merger event, reclassification or other change to the common stock in HoldCo), cash or a combination thereof (such amount of cash determined by reference to the price of such common stock or such other securities or property), and cash in lieu of fractional shares of common stock and (c) the Guarantee of any of the indebtedness described in the foregoing clauses (a) and (b) by HoldCo.

“Permitted Warrant Transactions” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to HoldCo’s common stock (or other securities or property following a merger event, reclassification or other change to the common stock in HoldCo) sold by HoldCo substantially concurrently with any purchase by the Borrower of related Permitted Bond Hedge Transactions and the performance by HoldCo of its obligations thereunder.

“Second Amendment Effective Date” shall have the meaning assigned to such term in the Second Amendment to Amended and Restated Credit Agreement, dated as of February 18, 2020.

(c) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Second Amendment Effective Date is $275,000,000.

“Arranger” means BofA Securities, Inc., in its capacity as a joint lead arranger and joint bookrunner.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Voting Stock of HoldCo representing thirty-five percent (35%) or more of the combined voting power of all Voting Stock of HoldCo on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)    during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of HoldCo cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)    HoldCo shall cease to own and control, of record and beneficially, directly or indirectly, more than 50% of the aggregate Equity Interests of the Borrower on a fully diluted basis, or the Borrower shall cease to be a manager-managed limited liability company with HoldCo as its sole direct or indirect manager.

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to HoldCo and its Subsidiaries on a consolidated basis, without duplication, the sum of: (a) the outstanding principal amount of all obligations for borrowed money (including Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (d) all purchase money Indebtedness; (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person. For the avoidance of doubt, “Consolidated Funded Indebtedness” shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Interest Charges (excluding (i) non-cash interest expense relating to Permitted Convertible Indebtedness and (ii) amounts paid on or about the Second Amendment Effective Date in connection with the Permitted Bond Hedge Transactions using the proceeds from the issuance of the 2020 Convertible Notes) for the most recently completed four fiscal quarters.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person (but only after such conversion) or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. For the avoidance of doubt, “Equity Interests” shall not include Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) the Swap Termination Value of any Swap Contract;

(d) all obligations to pay the deferred purchase price of property or services (including earn out obligations) (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Guarantees of such Person in respect of any of the foregoing; and

(i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person;

provided, that the term “Indebtedness” shall not include obligations in connection with the Tax Receivable Agreement, any Permitted Bond Hedge Transactions or any Permitted Warrant Transactions.

“Obligations” means with respect to each Loan Party (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (ii) all obligations of any Loan Party or any Subsidiary owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements, and (iii) all reasonable costs and expenses incurred in connection with enforcement and collection of the foregoing, including reasonable fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, however, that without limiting the foregoing, (i) the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party and (ii) for the avoidance of doubt, “Obligations” shall not include Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment (other than with respect to Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions), (c) any payment made in cash to holders of Permitted Convertible Indebtedness in excess of the original principal (or notional) amount thereof and interest thereon (other than payment of customary fees, costs and expenses associated therewith), and interest on such excess amount, except to the extent that a corresponding amount is received by the Borrower in cash (whether through a direct cash payment or a settlement in shares of stock that are promptly sold for cash) substantially contemporaneously from the other party to a Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness, and (d) any cash payment made in connection with the settlement of a Permitted Warrant Transaction solely to the extent HoldCo has the option of satisfying such payment obligation through the issuance of shares of common stock.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-

currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that, for the avoidance of doubt, “Swap Contract” shall not include any Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

(d) The definition of “Consolidated Senior Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby deleted.

(e)    Section 1.03(c) of the Credit Agreement is hereby amended to read as follows:

(c)    Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that: (i) all calculations of the financial covenants in Section 7.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (w) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (x) any Disposition of a line of business or division of any Loan Party or Subsidiary, (y) any Acquisition, or (z) any Residual Buyout, in each case, occurring during the applicable period and (ii) for purposes of all calculations hereunder, the principal amount of Permitted Convertible Indebtedness shall be the outstanding principal (or notional) amount thereof, valued at par.

(f) Section 6.11 of the Credit Agreement is hereby amended to read as follows:

Use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures and other lawful corporate purposes, (b) to finance Permitted Acquisitions, (c) to refinance certain existing Indebtedness and (d) to pay amounts payable upon or in respect of any conversion of Permitted Convertible Indebtedness and the repayment of any Revolving Loans borrowed for such purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

(g) Clauses (l) and (m) in Section 7.02 of the Credit Agreement are hereby renumbered as (m) and (n), respectively, and a new clause (l) is hereby added to read as follows:

(l) Investments consisting of Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into in connection with Permitted Convertible Indebtedness, and the performance of its obligations thereunder;

(h) Section 7.03(f) of the Credit Agreement is hereby amended to read as follows:

(f) (i) the 2020 Convertible Notes; provided, that (A) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, and (B) the Borrower shall have delivered a certificate from a Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a Pro Forma Basis; and (ii) Subordinated Debt or unsecured Indebtedness (including, for the avoidance of doubt, Permitted Convertible Indebtedness, but excluding the 2020 Convertible Notes) and any refinancing in respect thereof; provided, that (A) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (B) the Borrower shall deliver a certificate from a Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a Pro Forma Basis, (C) such Indebtedness is not at any time guaranteed by any Subsidiary that is not a Guarantor; and (D) no such Indebtedness shall (x) have a scheduled maturity or require any regularly scheduled amortization payment to be made prior to the date that is 91 days after the Maturity Date or (y) be subject to any mandatory redemption, mandatory repurchase or other mandatory prepayments of principal (including, in the case of Permitted Convertible Indebtedness, early conversion triggers) other than those that, in the Borrower’s good faith judgment, are customary for Subordinated Debt or unsecured Indebtedness, as applicable;

(i) Section 7.05 of the Credit Agreement is hereby amended by (i) “deleting the “and” at the end of Section 7.05(a), (ii) renumbering clause (b) as clause (c) and (iii) adding a new clause (b) immediately following clause (a) therein to read as follows:

(b)    Permitted Warrant Transactions; and

(j) Section 7.06 of the Credit Agreement is hereby amended by deleting “and” at the end of Section 7.06(e), replacing the “.” at the end of Section 7.06(f) with a “; and” and to add the following new clauses (g), (h), and (i) to read as follows:

(g) (i) the Borrower may make any payment of premium to a counterparty under a Permitted Bond Hedge Transaction; (ii) the Borrower may make any payment in cash to holders of the 2020 Convertible Notes in excess of the original principal (or notional) amount thereof and interest thereon, and interest on such excess amount; (iii) HoldCo may deliver shares of HoldCo’s common stock in net share settlement of any Permitted Warrant Transaction upon the exercise and settlement or termination of such Permitted Warrant Transaction; and (iv) HoldCo may make any payment in cash (including by set-off) upon the exercise and settlement or termination of the Permitted Warrant Transaction related to the 2020 Convertible Notes; provided, that, in the case of clauses (ii) and (iv), (A) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, and (B) the Borrower shall deliver a certificate from a Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a Pro Forma Basis;

(h) the Borrower or HoldCo may deliver or cause to be delivered shares of HoldCo’s common stock to satisfy obligations in respect of Permitted Convertible Indebtedness; and

(i) the Borrower or HoldCo may receive shares of HoldCo’s common stock on account of net share settlements or terminations of any Permitted Bond Hedge Transactions.

(k) Section 7.11 of the Credit Agreement is hereby amended to read as follows:

7.11    Financial Covenants.

(a)    Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of HoldCo to be greater than 3.25 to 1.00; provided, that for each of the four (4) fiscal quarters immediately following a Qualified Acquisition, commencing with the fiscal quarter in which such Qualified Acquisition was consummated (such period of increase, the “Leverage Increase Period”), the required ratio set forth above shall be increased by up to 0.25; provided, further that (i) there shall be no more than three (3) Leverage Increase Periods during the term of this Agreement, (ii) there shall be no more than one (1) Leverage Increase Period in effect at any time with respect to this Section 7.11(a), (iii) the maximum Consolidated Senior Secured Leverage Ratio shall revert to the then-permitted ratio (without giving effect to such increase) for at least one (1) fiscal quarter before a new Leverage Increase Period may be invoked, (iv) the Leverage Increase Period shall only apply (A) with respect to the calculation of the Consolidated Senior Secured Leverage Ratio for purposes of determining compliance with this Section 7.11(a) as of the end of any fiscal quarter of HoldCo during such period, (B) for purposes of determining compliance with this Section 7.11(a) on Pro Forma Basis to determine if an Acquisition is a Permitted Acquisition and (C) for purpose of determining compliance with this Section 7.11(a) on a Pro Forma Basis to determine if an Incremental Facility Loan is permitted to be incurred and (v) for purposes of determining compliance with this Section 7.11(a) subsequent to the Second Amendment Effective Date, any Leverage Increase Period that commenced prior to the Second Amendment Effective Date shall be disregarded.

(b)    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of HoldCo to be greater than 5.00 to 1.00; provided, that for each Leverage Increase Period, the required ratio set forth above shall be increased by up to 0.25; provided, further that (i) there shall be no more than three (3) Leverage Increase Periods during the term of this Agreement, (ii) there shall be no more than one (1) Leverage Increase Period in effect at any time with respect to this Section 7.11(b), (iii) the maximum Consolidated Total Leverage Ratio shall revert to the then-permitted ratio (without giving effect to such increase) for at least one (1) fiscal quarter before a new Leverage Increase Period may be invoked, (iv) the Leverage Increase Period shall only apply (A) with respect to the calculation of the Consolidated Total Leverage Ratio for purposes of determining compliance with this Section 7.11(b) as of the end of any fiscal quarter of HoldCo during such period, (B) for purposes of determining compliance with this Section 7.11(b) on Pro Forma Basis to determine if an Acquisition is a Permitted Acquisition and (C) for purpose of determining compliance with this Section 7.11(b) on a Pro Forma Basis to determine if an Incremental Facility Loan is permitted to be incurred and (v) for purposes of determining compliance with this Section 7.11(b) subsequent to the Second Amendment Effective Date, any Leverage Increase Period that commenced prior to the Second Amendment Effective Date shall be disregarded.

(c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of HoldCo to be less than 3.00 to 1.00.

(l) Section 7.12(c) of the Credit Agreement is hereby amended to read as follows:

Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of payment when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary other than (i) Indebtedness arising under the Loan Documents and (ii) Indebtedness arising under any Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions, each in accordance with their terms; provided, that with respect to any voluntary or optional payment or prepayment or redemption or acquisition for value made pursuant to this clause (ii), (A) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis and (B) the Borrower shall deliver a certificate from a Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a Pro Forma Basis.

(m) Section 8.01(e) of the Credit Agreement is hereby amended to read as follows:

(e)    Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that the occurrence of any event or condition that permits a conversion of any Permitted Convertible Indebtedness by the holders thereof shall not be an Event of Default pursuant to this clause (e)(i), and provided further, that any prepayment, redemption or conversion of any Permitted Convertible Indebtedness to the extent permitted to be paid pursuant to Section 7.06 or Section 7.12 shall not be an Event of Default pursuant to this clause (e)(i); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount or (iii) there occurs under any Permitted Bond Hedge Transactions or Permitted Warrant Transactions an Early Termination Date (as defined therein) resulting from any event of default thereunder as to which the Borrower or HoldCo, as applicable, or any of its Subsidiaries is the Defaulting Party (as defined therein) and the termination value (determined on a net basis) owed by any Loan Party or Subsidiary as a result thereof, taken together, is greater than the Threshold Amount; or

(n) Section 9.07 of the Credit Agreement is hereby amended to read as follows:

9.07    Non-Reliance on Administrative Agent, Lead Arrangers and Other Lenders.

Each Lender and the L/C Issuer acknowledges that neither of the Administrative Agent nor any Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Lead Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or any Lead Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and each Lead Arranger that it has, independently and without reliance upon the Administrative Agent, such Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

(o) Schedule 2.01 to the Credit Agreement is hereby deleted and replaced with Schedule 2.01 attached hereto.

4.    Conditions Precedent. This Agreement shall be effective upon the occurrence of each of the following conditions precedent: (a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent and (b) the issuance of the 2020 Convertible Notes (the “Second Amendment Effective Date”).

5.    Miscellaneous.

(a)    This Agreement shall be deemed to be, and is, a Loan Document.

(b)    Effective as of the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.

(c)    Each Loan Party hereby (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents, (iii) agrees that (A) its obligations under each of the Loan Documents to which it is party shall remain in full force and effect according to their terms except as expressly amended hereby and (B) this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents and (iv) affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent for the benefit of the holders of the Obligations and agrees that this Amendment does not adversely affect or impair such Liens and security interests in any manner.

(d)    Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that as of the Second Amendment Effective Date after giving effect to this Amendment (i) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment and (iv) the representations and warranties of such Loan Party set forth in Article 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is expressly qualified by materiality or reference to Material Adverse Effect) on and as of the Second Amendment Effective Date to the same extent as though made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (and in all respects if any such representation or warranty is expressly qualified by materiality or reference to Material Adverse Effect) on and as of such earlier date.

(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(g)    This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	I3 VERTICALS, LLC, a Delaware limited liability company

	By:	/s/ Clay Whitson
	Name:	Clay Whitson
	Title:	Chief Financial Officer

GUARANTORS:	I3 VERTICALS, INC., a Delaware corporation I3 VERTICALS MANAGEMENT SERVICES, INC., a Delaware corporation
SAN DIEGO CASH REGISTER COMPANY, INC., a California corporation
I3-HOLDINGS SUB, INC., a Delaware corporation

	By:	/s/ Clay Whitson
	Name:	Clay Whitson
	Title:	Chief Financial Officer

CP-PS, LLC, a Delaware limited liability company
CP-DBS, LLC, a Delaware limited liability company
I3-RS, LLC, a Delaware limited liability company
I3-EZPAY, LLC, a Delaware limited liability company
I3-LL, LLC, a Delaware limited liability company
I3-PBS, LLC, a Delaware limited liability company
I3-INFIN, LLC, a Delaware limited liability company
I3-BP, LLC, a Delaware limited liability company
I3-AXIA, LLC, a Delaware limited liability company
I3-RANDALL, LLC, a Delaware limited liability company
I3-CSC, LLC, a Delaware limited liability company
I3-TS, LLC, a Delaware limited liability company
FAIRWAY PAYMENTS, LLC, a Virginia limited liability company
I3-CS, LLC, a Delaware limited liability company
I3-EMS, LLC, a Delaware limited liability company
I3-EZCP, LLC, a Delaware limited liability company

	By:	I3 Verticals, LLC, as sole member of each of the foregoing

	By:	/s/ Clay Whitson
	Name:	Clay Whitson
	Title:	Chief Financial Officer

I3 VERTICALS, LLC

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

I3-SOFTWARE & SERVICES, LLC, a Delaware limited liability company
MONETRA TECHNOLOGIES, LLC, a Delaware limited liability company
I3-AERO, LLC, a Delaware limited liability company
I3-SPLASH, LLC, a Delaware limited liability company
I3-MPN, LLC, a Delaware limited liability company
I3-BEARCAT, LLC, a Delaware limited liability company

By:	I3 Verticals, LLC, as sole member of each of the foregoing

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer

PACE PAYMENT SYSTEMS, INC., a Delaware corporation
PACE PAYMENTS, INC., a Delaware corporation
I3-SEQUEL, LLC, a Delaware limited liability company
AD VALOREM RECORDS, INC., a Texas corporation

By:	/s/ Paul Maple
Name:	Paul Maple
Title:	General Counsel and Secretary

I3 VERTICALS, LLC

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

I3 VERTICALS, LLC

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Lender Signature Pages:

[On file with Administrative Agent]

I3 VERTICALS, LLC

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

[On file with the Company]